UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        June 26, 2013
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

        (856) 505-8800
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K foiling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the current report on Form 8-K filed by inTEST Corporation (the "Company") with the Securities and Exchange Commission on June 28, 2013 (the "Original Report"). The sole purpose of this amendment is to disclose the Company's decision regarding how frequently it will hold future advisory votes on the compensation of the Company's named executive officers as required by Item 5.07(d) of Form 8-K. Except for the addition of the information provided below, the disclosure contained in the Original Report remains unchanged.

Item 5.07.    Submission of Matters to a Vote of Security Holders

(d)

As previously reported, on June 26, 2013, the Company held its Annual Meeting of Stockholders at which the stockholders of the Company approved, among other things, the holding of future advisory votes on the compensation of our named executive officers every three years, consistent with the recommendation of the Board of Directors.  In line with the Board's recommendation and subsequent stockholder approval, the Board of Directors has determined that until the next required advisory vote on the frequency of "say on pay" votes, the Company will include in its proxy materials a stockholder advisory vote on the compensation of our named executive officers once every three years, with the next such vote to be held in 2016.  The next advisory vote on the frequency of "say on pay" votes will occur no later than the Company's 2019 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   July 31, 2013